Exhibit 10.2

Kingfisher Trust 2004-1G
Liquidity Facility
Agreement

Dated

Perpetual Trustee Company Limited (ABN 42 000 001 007) (“Trustee”)
ANZ Capel Court Limited (ABN 30 004 768 807) (“Trust Manager”)
Australia and New Zealand Banking Group Limited (“Liquidity Facility Provider”)

Mallesons Stephen Jaques
Level 60
Governor Phillip Tower
1 Farrer Place
Sydney NSW 2000
Australia
T +61 2 9296 2000
F +61 2 9296 3999
DX 113 Sydney
www.mallesons.com

Details

General terms

1	The Liquidity Facility

1.1	Liquidity Facility
1.2	Purpose
1.3	Liquidity Shortfall
1.4	Trust Manager to make drawing
1.5	Limit
1.6	Termination

2	Conditions precedent

2.1	First Drawdown Notice
2.2	Liquidity Drawings in respect of a Trust
2.3	Certification
2.4	Benefit of the Liquidity Facility Provider

3	Liquidity Drawings

3.1	Use of Liquidity Facility
3.2	Timing
3.3	Form of notice
3.4	Effective
3.5	Agreement to make Liquidity Drawing

4	Liquidity Interest Periods

4.1	Initial interest periods
4.2	Final interest period

5	Interest

5.1	Payment of Interest
5.2	Calculation of Interest
5.3	Liquidity Interest Rate
5.4	Interest on overdue amounts
5.5	Obligation unaffected
5.6	Interest following judgment or order

6	Repayment of Liquidity Drawings

6.1	Repayment of Liquidity Drawings
6.2	Re-Drawing
6.3	Repayment on Termination Date
6.4	Part Payment

7	Availability Fee

7.1	Availability Fee
7.2	Availability Fee Variation

8	Cancellation or reduction of the Liquidity Facility

8.1	Cancellation
8.2	Reduction of Liquidity Limit
8.3	When notices effective
8.4	Ratings downgrade

9	Changed costs event

9.1	Determination
9.2	Indirect cost
9.3	Certificate
9.4	Minimisation

10	Illegality

10.1	Termination due to impossibility or illegality
10.2	Payments on Payment Date

11	Payments and taxes

11.1	Manner of payment
11.2	No set off, etc

12	Representations and warranties

12.1	General representations and warranties
12.2	Trust Manager Representations and warranties
12.3	Repetition

13	General undertakings

13.1	Trustee undertakings
13.2	Trust Manager Undertakings

14	Liquidity Events of Default

14.1	Liquidity Events of Default
14.2	Consequences

15	Notices

15.1	Form
15.2	Delivery
15.3	When effective
15.4	Deemed receipt - postal
15.5	Deemed receipt - fax
15.6	Deemed receipt - general

16	Security Interests and assignment

17	Miscellaneous

17.1	Certificate
17.2	Exercise of rights
17.3	Waiver and variation
17.4	Supervening legislation
17.5	Approvals and consent
17.6	Remedies cumulative
17.7	Indemnities
17.8	Time of the essence
17.9	Further assurances

18	Liability of Trustee and limited recourse

18.1	Trustee limited to Trust
18.2	Claims against Trustee
18.3	Exclusions
18.4	Acts or omissions

18.5	Limit of authority
18.6	No obligation

19	Governing law, jurisdiction and service of process

19.1	Governing law
19.2	Address for Service

20	Counterparts

21	Costs, Charges, Expenses and Indemnities

21.1	Indemnity on each Payment Date
21.2	Indemnity
21.3	Trustee to pay Liquidity Facility Provider
21.4	Trustee obligation
21.5	Limit of indemnity
21.6	Notification

22	Liquidity Facility Provider Termination Date

22.1	Payment Date
22.2	Confirmation from each Designated Rating Agency
22.3	Termination Date

23	Interpretation

23.1	Definitions
23.2	Other definitions
23.3	Interpretation
23.4	Limitation

Schedule 1 - Drawdown Notice (clause 3)

Signing page

Kingfisher Trust 2004-1G Liquidity Facility Agreement

Details

Interpretation – definitions are at the end of the General terms

Parties	Trustee, Trust Manager, Liquidity Facility Provider

Trustee	Name	Perpetual Trustee Company Limited

	ABN	42 000 001 007

	Address	Level 7 9 Castlereagh Street Sydney NSW 2000

	Telephone	(02) 9229 9000

	Fax	(02) 9221 7870

	Attention	Manager, Securitisation

Trust Manager	Name	ANZ Capel Court Limited

	ABN	30 004 768 807

	Address	Level 12 530 Collins Street Melbourne VIC 3000

	Telephone	61 3 9273 2223

	Fax	61 3 9273 3539

	Attention	Manager, Transaction Management and Execution

Liquidity	Name	Australia and New Zealand Banking Group Limited
Facility
Provider
	ABN	11 005 357 522

	Address	Level 13 20 Martin Place Sydney NSW 2000

	Telephone	(02) 9227 1431

	Fax	(02) 9226 6641

	Attention	Manager, IFS - Financial Institutions and Government

Governing law	New South Wales

Date of agreement	See Signing page

Kingfisher Trust 2004-1G Liquidity Facility Agreement

General terms

1                                         The Liquidity Facility

1.1                               Liquidity Facility

The Liquidity Facility Provider grants to the Trustee a loan facility in Australian dollars in respect of the Trust in an amount equal to the Liquidity Limit.  If the Trustee wants to use the Liquidity Facility, then it may do so by one or more requests made in accordance with clause 3 (“Liquidity Drawings”).  Subject to this agreement, the Liquidity Facility Provider agrees to provide financial accommodation requested by the Trustee under this agreement.

1.2                               Purpose

The Liquidity Facility is only available to be drawn to meet any Liquidity Shortfall in relation to the Trust.

1.3                               Liquidity Shortfall

The Liquidity Limit will be available only if and to the extent that there is a Liquidity Shortfall on any Determination Date.

1.4                               Trust Manager to make drawing

If, on any Determination Date during the Availability Period, the Trust Manager determines that there is a Liquidity Shortfall on that Determination Date, the Trust Manager must arrange, by giving a direction to the Trustee, for a drawing to be made under the Liquidity Facility on the Payment Date immediately following that Determination Date in accordance with this agreement and equal to the lesser of:

(a)                                    the Liquidity Shortfall on that Determination Date; and

(b)                                   the Available Liquidity Amount on that Determination Date.

1.5                               Limit

Despite anything in this agreement, the Liquidity Facility Provider need not provide financial accommodation under this agreement if to do so would result in the Liquidity Principal Outstanding exceeding the Liquidity Limit.

1.6                               Termination

The Liquidity Facility will terminate on the earlier of the Liquidity Facility Termination Date and the Liquidity Facility Provider Termination Date.

2                                          Conditions precedent

2.1                                First Drawdown Notice

The Trustee must not deliver the first Drawdown Notice until the Trustee has received written notice from the Liquidity Facility Provider that the Liquidity Facility Provider has received the following in form and substance satisfactory to it:

(a)                                  (power of attorney) a certified copy of the power of attorney under which a person signs and delivers this agreement for the Trustee and the Trust Manager and, if applicable and required by the Liquidity Facility Provider, evidence of its stamping and registration;

(b)                                 (Transaction Documents) a certified copy of each Transaction Document executed by each of the parties to the respective document;

(c)                                  (registration of charge) evidence of registration of, or intention to register, the Deed of Charge with the relevant Governmental Agencies; and

(d)                                 (opinions) a legal opinion addressed to the Liquidity Facility Provider from the Trustee’s solicitors in a form and substance satisfactory to the Liquidity Facility Provider.

2.2                                Liquidity Drawings in respect of a Trust

The Liquidity Facility Provider need not make any proposed drawing available unless:

(a)                                  (statements true) it is reasonably satisfied that the statements contained in the Drawdown Notice are true at the date of the Drawdown Notice and at the Drawdown Date;

(b)                                 (no Liquidity Event of Default) no Liquidity Event of Default continues unremedied or would result from the provision of the proposed drawing;

(c)                                  (representations and warranties) the representations and warranties made or deemed to be made by the Trustee in this agreement and any other Transaction Document are true and correct as of the date of the Drawdown Notice and the Drawdown Date;

(d)                                 (other security interests) other than in respect of priorities granted by statute, the Liquidity Facility Provider has not received notice from any person that it claims to have a Security Interest ranking in priority to or equal with the Security Interest held for the benefit of the Liquidity Facility Provider in accordance with the Global Master Security Trust Deed, the Deed of Charge and the Supplemental Deed (other than the Security Interests set out specifically in the Global Master Security Trust Deed, the Deed of Charge and the Supplemental Deed and ranking in priority to or equal with the Security Interest held for the benefit of the Liquidity Facility Provider);

(e)                                  (Notes) the Notes are still in existence and have not been redeemed or repaid in full; and

(f)                                    (Availability Period) the Availability Period has not expired.

2.3                                Certification

Anything required to be certified under clause 2 (“Conditions Precedent”) must be certified by an Authorised Officer of the Trustee or the Trust Manager (as applicable) as being true and complete as at a date no earlier than the date of this agreement.

2.4                                Benefit of the Liquidity Facility Provider

The conditions precedent set out in this clause 2 (“Conditions Precedent”) are for the benefit of the Liquidity Facility Provider and any of them may be waived by the Liquidity Facility Provider in its absolute discretion.

3                                          Liquidity Drawings

3.1                                Use of Liquidity Facility

If the Trustee on the direction of the Trust Manager wants to use the Liquidity Facility to make a Liquidity Drawing, it must do so only in accordance with clause 1.4 (“Trust Manager to Make Drawing”) and it must give a notice to the Liquidity Facility Provider meeting the requirements of clause 3.3 (“Form of Notice”) (“Drawdown Notice”).

3.2                                Timing

Each Liquidity Drawing must be drawn down on a Payment Date in respect of the Trust.  Each Liquidity Drawing must be credited to the Collection Account and applied only in accordance with clause 14 (“Cashflow Allocation Methodology”) of the Supplemental Deed.

3.3                                Form of notice

A Drawdown Notice given under clause 3.1 (“Use of Liquidity Facility”) must:

(a)                                  be in or substantially in the form of Schedule 1;

(b)                                 be signed by an Authorised Officer of the Trustee;

(c)                                  specify the Drawdown Date, which must be a day which complies with clause 3.2 (“Timing”);

(d)                                 specify the amount of the proposed Liquidity Drawing and its method of calculation; and

(e)                                  be given no later than 4.00pm on the day which is 2 Business Days prior to the relevant Drawdown Date (or such other period as may be agreed between the Trustee, the Trust Manager and the Liquidity Facility Provider).

3.4                                Effective

A Drawdown Notice is effective on actual receipt in legible form by the Liquidity Facility Provider and is irrevocable.

3.5                                Agreement to make Liquidity Drawing

Subject to this agreement, the Liquidity Facility Provider agrees to deposit in the Collection Account the amount of any Liquidity Drawing in immediately available funds by 11.30am Melbourne time on the relevant Payment Date.

4                                          Liquidity Interest Periods

4.1                                Initial interest periods

The first Liquidity Interest Period in respect of a Liquidity Drawing commences on (and includes) its Drawdown Date and ends on (but excludes) the next Payment Date.  Each subsequent Liquidity Interest Period will commence on (and include) a Payment Date and end on (but exclude) the next Payment Date.

4.2                                Final interest period

A Liquidity Interest Period in respect of a Liquidity Drawing which would otherwise end after the Final Termination Date of the Trust ends on (but excludes) that Final Termination Date.

5                                          Interest

5.1                                Payment of Interest

The Trustee agrees to pay to the Liquidity Facility Provider interest on the daily balance of each Liquidity Drawing from and including its Drawdown Date until the Liquidity Drawing is repaid in full.  On each Payment Date, the Trustee will pay to the Liquidity Facility Provider accrued interest on each Liquidity Drawing.  If, on any Payment Date, all amounts due in accordance with this clause 5.1 (“Payment of Interest”) are not paid in full, on each following Payment Date the Trustee must pay so much of the amounts as are available for that purpose in accordance with the Supplemental Deed until such amounts are paid in full.

5.2                                Calculation of Interest

Interest is to be calculated for each Liquidity Interest Period.  Interest accrues from day to day and is to be calculated on actual days elapsed and a 365 day year.  Interest is payable in arrears on each Payment Date in the manner contemplated by clause 5.1 (“Payment of Interest”).  Subject to clause 5.3 (“Liquidity Interest Rate Variation”) the rate of interest paid to the Liquidity Facility Provider in respect of a Liquidity Interest Period is the sum of the Bank Bill Rate on the first day of that Liquidity Interest Period (rounded to 3 decimal places) and 0.275% per annum (“Liquidity Interest Rate”).

5.3                                Liquidity Interest Rate

The margin over the Bank Bill Rate described in clause 5.2 (“Calculation of Interest”) may be varied from time to time by the Trust Manager, the Trustee and the Liquidity Facility Provider provided that the Trust Manager notifies each Designated Rating Agency of the variation and receives confirmation from each Designated Rating Agency that the variation will not have an Adverse Rating Effect.

5.4                                Interest on overdue amounts

(a)                                  If any payment by the Trustee on a Payment Date under clause 5.1 (“Payment of Interest”) is insufficient to pay the full amount of accrued interest on each Liquidity Drawing and any other interest due and payable under clause 5.4(b) (“Interest on overdue amounts”) up to the close of the Liquidity Interest Period just ended, such unpaid interest will itself capitalise and bear interest in accordance with clauses 5.1 (“Payment of Interest”) and 5.2 (“Calculation of Interest”) of this agreement.

(b)                                 The Trustee agrees to pay interest on any amount payable by it under this agreement (including without limitation on any unpaid interest) from when it becomes due for payment during the period that it remains unpaid.  Interest is payable at the rate set out in clause 5.2, (“Calculation of Interest”) as if the amount is a Liquidity Drawing having successive Liquidity Interest Periods calculated in accordance with clause 4 (“Liquidity Interest Periods”).  The first Liquidity Interest Period commences on the day when the outstanding amount becomes due for payment and each subsequent Liquidity Interest Period commences on the day when the preceding Liquidity Interest Period expires.

5.5                                Obligation unaffected

The Trustee’s obligation to pay the outstanding amount on the date it becomes due for payment is not affected by clause 5.4 (“Interest on overdue amounts”).

5.6                                Interest following judgment or order

If a liability under this agreement becomes merged in a judgment or order, then the Trustee agrees to pay interest to the Liquidity Facility Provider on the amount of that liability as an independent obligation.  This interest accrues from the date the liability becomes due for payment both before and after the judgment or order until it is paid, at a rate that is the higher of the rate payable under the judgment or order and the rate referred to in clause 5.4(b) (“Interest on overdue amounts”).

6                                          Repayment of Liquidity Drawings

6.1                                Repayment of Liquidity Drawings

Subject to clause 6.3 (“Repayment on Termination Date”), on each Payment Date, the Trustee will repay so much of the Liquidity Principal Outstanding under all Liquidity Drawings as there are funds available for this purpose in accordance with clause 14 (“Cashflow Allocation Methodology”) of the Supplemental Deed.  If, on any Payment Date, all amounts due in accordance with this clause 6.1 (“Repayment of Liquidity Drawings”) are not paid or repaid in full, on each following Payment Date the Trustee will pay or repay so much of the amounts as there are funds available for that purpose in accordance with the Supplemental Deed until such amounts are paid or repaid in full.

6.2                                Re-Drawing

Amounts repaid pursuant to clause 6.1 (“Repayment of Liquidity Drawings”) may be redrawn by the Trustee in accordance with the terms of this agreement.

6.3                                Repayment on Termination Date

Notwithstanding clause 6.1 (“Repayment of Liquidity Drawings”), on or before the Liquidity Facility Termination Date, the Trustee must repay:

(a)                                  the Liquidity Principal Outstanding;

(b)                                 interest accrued thereon; and

(c)                                  all other money due under this agreement,

in each case to the extent that amounts are available for that purpose in accordance with the Master Trust Deed and the Supplemental Deed.

6.4                                Part Payment

If all amounts due in accordance with clause 6.3 (“Repayment on Termination Date”) are not paid or repaid in full on the Payment Date immediately following the Liquidity Facility Termination Date, the Trustee will repay so much of such amounts on succeeding Payment Dates as is available for that purpose in accordance with the Master Trust Deed and the Supplemental Deed until all such amounts are paid or repaid in full.

7                                          Availability Fee

7.1                                Availability Fee

The Trustee will pay to the Liquidity Facility Provider an availability fee of 0.15% per annum on the then un-utilised portion of the Liquidity Limit.  The fee will be:

(a)                                  calculated and accrue daily from the first day of the Availability Period on the basis of a 365 day year; and

(b)                                 paid quarterly in arrears on each Payment Date in accordance with the Supplemental Deed.

7.2                                Availability Fee Variation

The availability fee payable under clause 7.1 (“Availability Fee”) may be varied from time to time by the Trust Manager, the Trustee and the Liquidity Facility Provider provided that the Trust Manager notifies each Designated Rating Agency of the variation and receives confirmation from each Designated Rating Agency that the variation will not have an Adverse Rating Effect.

8                                          Cancellation or reduction of the Liquidity Facility

8.1                                Cancellation

(a)                                  Subject to paragraph (b), the Trustee may on the direction of the Trust Manager cancel the Liquidity Facility by written notice to the Liquidity Facility Provider.

(b)                                 The cancellation referred to in paragraph (a) will only be effective if each Designated Rating Agency has confirmed that the cancellation of the Liquidity Facility will not have an Adverse Rating Effect, unless all of the Notes have been or will be redeemed on or before the date such cancellation is to take effect in which case no such confirmation is necessary.

8.2                                Reduction of Liquidity Limit

The Trustee may on the direction of the Trust Manager reduce the Liquidity Limit in whole or in part by written notice to the Liquidity Facility Provider if each Designated Rating Agency has confirmed that the reduction of the Liquidity Limit will not have an Adverse Rating Effect.

8.3                                When notices effective

A notice given by the Trustee pursuant to either clause 8.1 (“Cancellation”) or 8.2 (“Reduction of Liquidity Limit”) will be effective on the day which is 3 Business Days after receipt by the Liquidity Facility Provider (or such other period agreed between the Trustee, the Trust Manager and the Liquidity Facility Provider).

8.4                                Ratings downgrade

If, on a Determination Date during the Availability Period, the Liquidity Facility Provider does not have the Required Liquidity Rating from each Designated Rating Agency, the Liquidity Facility Provider must within 30 Business Days or such longer period as may be agreed by each Designated Rating Agency:

(a)                                  use its reasonable endeavours to procure another person with the Required Liquidity Rating to assume its obligations under this agreement, notice of which must be given to each Designated Rating Agency; or

(b)                                 take such other steps as are agreed with each Designated Rating Agency to ensure that there is no Adverse Rating Effect.

9                                          Changed costs event

9.1                                Determination

Subject to clause 18 (“Liability of Trustee and Limited Recourse”), if, as a result of a Changed Costs Event, the Liquidity Facility Provider determines that:

(a)                                  there is any direct or indirect change in the cost to the Liquidity Facility Provider of providing, agreeing to provide, maintaining its commitment to provide, funding or maintaining financial accommodation under this agreement;

(b)                                 there is any direct or indirect change in any amount received or receivable by the Liquidity Facility Provider in the effective return to the Liquidity Facility Provider in connection with financial accommodation provided or to be provided under this agreement (including, without limitation, the return on the Liquidity Facility Provider’s overall capital which could have been achieved but for the occurrence of the Changed Costs Event); or

(c)                                  the Liquidity Facility Provider is required to make a payment or to forgo interest or other return on or calculated by reference to an amount received or receivable under this agreement, then the Trustee must on the direction of the Trust Manager pay (if applicable) to the Liquidity Facility Provider on the next Payment Date the additional amount which the Liquidity Facility Provider certifies is necessary to compensate the Liquidity Facility Provider for the changed cost, reduction, payment or forgone interest or other return.

9.2                                Indirect cost

If the changed cost, reduction, payment or forgone interest or other return is indirect, the Trustee (if applicable) agrees to pay the Liquidity Facility Provider the proportion of it which the Liquidity Facility Provider determines to be fairly attributable to the financial accommodation made available under this agreement.

9.3                                Certificate

The Liquidity Facility Provider must provide a certificate to the Trust Manager setting out details of the relevant Changed Costs Event and the calculations made by the Liquidity Facility Provider to determine the new amount payable under clause 9.1 (“Determination”).  Any such certificate signed by the Liquidity Facility Provider as to an amount payable by the Trustee under this clause 9 (“Changed costs event”) is conclusive evidence of the amount stated in it in the absence of manifest error.  In determining additional amounts payable under this clause 9 (“Changed costs event”), the Liquidity Facility Provider may use averaging and attribution methods commonly used by financiers or any other reasonable averaging or attribution method.

9.4                                Minimisation

If the Liquidity Facility Provider is to receive any additional payment under clause 9.1 (“Determination”), the Liquidity Facility Provider must use its best endeavours to make the relevant advances or financial accommodation available by some alternative means (including, without limitation, changing its lending office or making the advances or financial accommodation available through a Related Entity of the Liquidity Facility Provider) which would avoid the necessity for the additional payment or reduce the amount of it.  Nothing in this clause 9.4 (“Minimisation”) affects the obligations of the Trustee under clauses 9.1 (“Determination”) and 9.2 (“Indirect cost”).

10                                   Illegality

10.1                         Termination due to impossibility or illegality

If as a result of any change in a law, regulation, code of practice or an official directive which has the force of law or compliance with which is in accordance with the practice of responsible bankers in the jurisdiction concerned, or in their interpretation or administration after the date of this agreement, the Liquidity Facility Provider determines that it is or has become apparent that it will become contrary to that official directive, impossible or illegal for the Liquidity Facility Provider to fund, provide or maintain financial accommodation or otherwise observe its obligations under this agreement then the Trustee, on the immediately following Payment Date, must, to the extent that there are funds available under clause 14 (“Cashflow Allocation Methodology”) of the Supplemental Deed to do so, prepay so much of the Liquidity Principal Outstanding as the Liquidity Facility Provider specifies to the Trustee in writing together with accrued interest and other amounts payable by the Trustee under this agreement.  The Liquidity Facility Provider’s obligations to the Trustee under this agreement terminate on the giving of the notice.

10.2                         Payments on Payment Date

If, on any Payment Date, all amounts due in accordance with clause 10.1 (“Termination due to impossibility or illegality”) are not paid or repaid in full, on each following Payment Date the Trustee will pay or repay so much of the amounts as there are funds available for that purpose on that Payment Date in accordance with the Supplemental Deed until such amounts are paid or repaid in full.

11                                   Payments and taxes

11.1                         Manner of payment

The Trustee agrees to make payments to the Liquidity Facility Provider under this agreement not later than 5.00pm local time in the place of payment on the due date in immediately available funds to the account of the Liquidity Facility Provider at the bank which the Liquidity Facility Provider designates by prior written notice to the Trustee.  All payments must be made in accordance with the Master Trust Deed and the Supplemental Deed.

11.2                         No set off, etc

The Trustee agrees to make payments under this agreement without set-off or counterclaim and free and clear of any withholding or deduction for Taxes unless prohibited by law.

12                                   Representations and warranties

12.1                         General representations and warranties

The Trustee represents and warrants to the Liquidity Facility Provider as follows:

(a)                                  (incorporation) it is validly incorporated and existing under the laws pursuant to which it purports to have been incorporated;

(b)                                 (corporate power) it has the corporate power to own its assets and to carry on its business as it is now being conducted and as proposed to be conducted under this agreement and under each of the Transaction Documents to which it is a party;

(c)                                  (power) it has full power and authority to enter into and perform its obligations under this agreement and each of the Transaction Documents to which it is a party;

(d)                                 (all action taken) it has taken all necessary internal corporate action to authorise the execution, delivery and performance of this agreement and each of the Transaction Documents to which it is a party in accordance with their respective terms and no additional approval or consent of any person is required;

(e)                                  (validity of obligations) this agreement and each of the Transaction Documents to which it is a party constitute legal, valid and binding obligations of it and, subject to any necessary stamping and registration and to doctrines of equity and laws and defences generally affecting creditors’ rights, are enforceable in accordance with their respective terms;

(f)                                    (no violation) the execution, delivery and performance by it of this agreement and each of the Transaction Documents to which it is a party does not and will not violate in any respect any material provision of:

(i)                                     any law, regulation, authorisation, ruling, consent, judgement, order or decree of any Governmental Agency;

(ii)                                  its constitution; or

(iii)                               any Encumbrance or document which is binding upon it or any of its assets,

and (except in respect of the Deed of Charge) does not and will not result in:

(iv)                              the creation or imposition of any Encumbrance or restriction of any nature on any of its assets under the provision of; or

(v)                                 the acceleration of the date of payment of any obligation existing under,

any Encumbrance or document which is binding upon it or its assets;

(g)                                 (Authorisations) it has obtained all Authorisations necessary for it to enter into, and perform its obligations under, the Transaction Documents and such Authorisations remain in full force and effect;

(h)                                 (creation of Trust) the Trust has been validly created;

(i)                                     (appointment of Trustee) it has been validly appointed as the trustee of the Trust;

(j)                                     (sole trustee) it is the sole trustee of the Trust;

(k)                                  (trust power) it has power under the Transaction Documents to enter into, perform and comply with its obligations, and to carry out the transactions contemplated by, this agreement;

(l)                                     (no removal) as far as it is aware, there are no proceedings to remove it as trustee of the Trust;

(m)                               (vesting date) the vesting date has not occurred in respect of the Trust; and

(n)                                 (no Liquidity Event of Default) to its knowledge no Liquidity Event of Default or event which with the giving of notice, lapse of time or other applicable condition would become an Event of Default has occurred which has not been waived or remedied in accordance with this agreement.

12.2                         Trust Manager Representations and warranties

The Trust Manager represents and warrants to the Liquidity Facility Provider as follows:

(a)                                  (incorporation) it is validly incorporated and existing under the laws pursuant to which it purports to have been incorporated;

(b)                                 (corporate power) it has the corporate power to own its assets and to carry on its business as it is now being conducted and as proposed to be conducted under this agreement and under each of the Transaction Documents to which it is a party;

(c)                                  (power) it has full power and authority to enter into and perform its obligations under this agreement and each of the Transaction Documents to which it is a party;

(d)                                 (all action taken) it has taken all necessary internal corporate action to authorise the execution, delivery and performance of this agreement and each of the Transaction Documents to which it is a party in accordance with their respective terms and no additional approval or consent of any person is required;

(e)                                  (validity of obligations) this agreement and each of the Transaction Documents to which it is a party constitute legal, valid and binding obligations of it and, subject to any necessary stamping and registration and to doctrines of equity and laws and defences generally affecting creditors’ rights, are enforceable in accordance with their respective terms;

(f)                                    (no violation) the execution, delivery and performance by it of this agreement and each of the Transaction Documents to which it is a party does not and will not violate in any respect any material provision of:

(i)                                     any law, regulation, authorisation, ruling, consent, judgement, order or decree of any Governmental Agency; or

(ii)                                  its constitution;

(g)                                 (Authorisations) it has obtained all Authorisations necessary for it to enter into, and perform its obligations under, the Transaction Documents and such Authorisations remain in full force and effect; and

(h)                                 (no Liquidity Event of Default) to its knowledge no Liquidity Event of Default or event which with the giving of notice, lapse of time or other applicable condition would become a Liquidity Event of Default has occurred which has not been waived or remedied in accordance with this agreement.

12.3                         Repetition

These representations and warranties are taken to be also made on each date upon which a Drawdown Notice is provided and each Payment Date with reference to the facts and circumstances then subsisting, as if made on such day.

13                                   General undertakings

13.1                         Trustee undertakings

The Trustee undertakes to:

(a)                                  (act as trustee) act continuously as trustee of the Trust in accordance with the Master Trust Deed and the Supplemental Deed until the Trust is terminated or until it has retired or been removed in accordance with the Master Trust Deed;

(b)                                 (take actions) do everything and take all such actions which are necessary (including, without limitation, obtaining all such Authorisations and approvals as are appropriate) to ensure that it is able to exercise all its powers and remedies and perform all its obligations under this agreement and any other arrangements entered by it pursuant to the Transaction Documents to which it is party;

(c)                                  (Authorisations) ensure that each Authorisation required for it to act as trustee of the Trust and for the business of the Trust to be conducted as now conducted or as contemplated by the Transaction Documents, is obtained and promptly renewed and maintained in full force and effect;

(d)                                 (not amend) not consent to amend or revoke the provisions of the Master Trust Deed (insofar as it affects the Trust) or the Supplemental Deed without the prior written consent of the Liquidity Facility Provider (such consent not to be unreasonably withheld or delayed); and

(e)                                  (Event of Default) notify the Liquidity Facility Provider as soon as practicable after becoming aware of an Event of Default or a Liquidity Event of Default.

13.2                         Trust Manager Undertakings

The Trust Manager undertakes to:

(a)                                  (act as manager) act continuously as manager of the Trust in accordance with the Master Trust Deed and the Supplemental Deed until the Trust is terminated or until it has retired or been removed in accordance with the Master Trust Deed;

(b)                                 (take actions) do everything and take all such actions which are necessary (including, without limitation, obtaining all such Authorisations and approvals as are appropriate) to ensure that it is able to exercise all its powers and remedies and perform all its obligations under this agreement and any other arrangements entered by it pursuant to the Transaction Documents to which it is party;

(c)                                  (Authorisations) ensure that each Authorisation required for it to act as manager of the Trust and for the business of the Trust to be conducted as now conducted or as contemplated by the Transaction Documents, is obtained and promptly renewed and maintained in full force and effect;

(d)                                 (not amend) not consent to amend or revoke the provisions of the Master Trust Deed (insofar as it affects the Trust) or the Supplemental Deed without the prior written consent of the Liquidity Facility Provider (such consent not to be unreasonably withheld or delayed); and

(e)                                  (Event of Default) notify the Liquidity Facility Provider as soon as practicable after becoming aware of an Event of Default or a Liquidity Event of Default.

14                                   Liquidity Events of Default

14.1                         Liquidity Events of Default

A Liquidity Event of Default occurs if:

(a)                                  (failure to pay) the Trustee fails to pay any amount owing under this agreement where funds are available for that purpose under the Supplemental Deed in the manner contemplated by this agreement, in each case within 10 Business Days of the due date for payment of such amount;

(b)                                 (breach of undertaking) the Trustee alters the priority of payments under the Transaction Documents without the consent of the Liquidity Facility Provider or breaches its undertaking to take all actions necessary to ensure it is able to exercise its powers and remedies and to perform its obligations under this agreement and that breach has a Material Adverse Effect in respect of the Liquidity Facility Provider;

(c)                                  (Event of Default) an Event of Default occurs in respect of the Supplemental Deed and the Global Master Security Trust Deed and the Security Trustee (acting on the instructions of the Secured Creditors) appoints a Receiver to the Assets of the Trust or is directed to sell or otherwise realise the Assets of the Trust in accordance with the Global Master Security Trust Deed and the Deed of Charge; or

(d)                                 (Insolvency Event) an Insolvency Event occurs in respect of the Trustee in its individual capacity and the Trustee is not replaced (by either the Trust Manager or a replacement trustee) in accordance with the Master Trust Deed within 30 days of such Insolvency Event.

14.2                         Consequences

If a Liquidity Event of Default occurs, then the Liquidity Facility Provider may:

(a)                                  declare at any time that the Liquidity Principal Outstanding, interest on the Liquidity Principal Outstanding, and all other amounts actually or contingently payable under this agreement are immediately due and payable; and/or

(b)                                 terminate the Liquidity Facility Provider’s obligations in respect of the Liquidity Facility.

The Liquidity Facility Provider may do either or both of these things with immediate effect.

15                                   Notices

15.1                         Form

Unless expressly stated otherwise in the Transaction Document, all notices, certificates, consents, approvals, waivers and other communications in connection with that Transaction Document must be in writing, signed by an Authorised Officer of the sender and marked for attention as set out or referred to in the Details or, if the recipient has notified otherwise, marked for attention in the way last notified.

15.2                         Delivery

They must be:

(a)                                  left at the address set out or referred to in the Details; or

(b)                                 sent by prepaid post (airmail, if appropriate) to the address set out or referred to in the Details; or

(c)                                  sent by fax to the fax number set out or referred to in the Details.

However, if the intended recipient has notified a changed postal address or changed fax number, then the communication must be to that address or number.

15.3                         When effective

They take effect from the time they are received unless a later time is specified in them.

15.4                         Deemed receipt - postal

If sent by post, they are taken to be received three days after posting (or seven days after posting if sent to or from a place outside Australia).

15.5                         Deemed receipt - fax

If sent by fax, they are taken to be received at the time shown in the transmission report as the time that the whole fax was sent.

15.6                         Deemed receipt - general

Despite clauses 15.4 (“Deemed receipt - postal”) and 15.5 (“Deemed receipt - fax”), if they are received after 5pm in the place of receipt or on a non-Business Day, they are taken to be received at 9am on the next Business Day.

16                                   Security Interests and assignment

Other than as contemplated by the Transaction Documents, the Trustee may not, without the consent of the Liquidity Facility Provider, create or allow to exist a Security Interest over, or an interest in, this agreement or assign or otherwise dispose of or deal with its rights under this agreement.  The Liquidity Facility Provider at any time may do any of those things.

17                                   Miscellaneous

17.1                         Certificate

A certificate signed by the Liquidity Facility Provider about a matter (including, without limitation, the Liquidity Interest Rate in respect of a Liquidity Drawing) or about a sum payable to the Liquidity Facility Provider in connection with this agreement is sufficient evidence of the matter or sum stated in the certificate unless the matter or sum is proved to be false.

17.2                         Exercise of rights

A party may exercise a right, power or remedy at its discretion, and separately or concurrently with another right, power or remedy.  A single or partial exercise of a right, power or remedy by the party does not prevent a further exercise of that or an exercise of any other right, power or remedy.  Failure by the party to exercise or delay in exercising a right, power or remedy does not prevent its exercise.  The party is not liable for any loss caused by the exercise or attempted exercise of, failure to exercise, or delay in exercising, the right, power or remedy.

17.3                         Waiver and variation

A provision of, or a right created under, this agreement may not be waived or varied except in writing signed by the party or parties to be bound.

17.4                         Supervening legislation

Any present or future legislation which operates to vary the obligations of the Trustee in connection with this agreement with the result that the Liquidity Facility Provider’s rights, powers or remedies are adversely affected (including, without limitation, by way of delay or postponement) is excluded except to the extent that its exclusion is prohibited or rendered ineffective by law.

17.5                         Approvals and consent

The Liquidity Facility Provider may give (conditionally or unconditionally) or withhold its approval or consent in its absolute discretion unless this agreement expressly provides otherwise.

17.6                         Remedies cumulative

The rights, powers and remedies provided in this agreement are cumulative with, and not exclusive of, the rights, powers or remedies provided by law independently of this agreement.

17.7                         Indemnities

Each indemnity in this agreement is a continuing obligation, separate and independent from the other obligations of the Trustee and survives termination of this agreement.

It is not necessary for the Liquidity Facility Provider to incur expense or make payment before enforcing a right of indemnity conferred by this agreement.

17.8                         Time of the essence

Time is of the essence of this agreement in respect of an obligation of the Trustee to pay money.

17.9                         Further assurances

At the Liquidity Facility Provider’s request the Trustee must, at the expense of the Trust:

(a)                                  execute and use its best endeavours to cause its successors to execute documents and do everything else necessary or appropriate to bind the Trustee and its successors under this agreement; and

(b)                                 use its best endeavours to cause relevant third parties to do likewise to bind every person intended to be bound under this agreement.

18                                   Liability of Trustee and limited recourse

18.1                         Trustee limited to Trust

The Trustee enters into this agreement only in its capacity as trustee of the Trust and in no other capacity.  A liability incurred by the Trustee acting in its capacity as trustee of the Trust arising under or in connection with this agreement is limited to and can be enforced against the Trustee only to the extent to which it can be satisfied out of Assets of the Trust out of which the Trustee is actually indemnified for the liability.  This limitation of the Trustee’s liability applies despite any other provision of this agreement (other than clause 18.3 (“Exclusions”)) and extends to all liabilities and obligations of the Trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this agreement.

18.2                         Claims against Trustee

The parties other than the Trustee may not sue the Trustee in any capacity other than as trustee of the Trust, including seeking the appointment of a receiver (except in relation to the Assets of the Trust) or a liquidator, an administrator or any similar person to the Trustee or prove in any liquidation, administration or arrangements of or affecting the Trustee (except in relation to the Assets of the Trust).

18.3                         Exclusions

The provisions of this clause 18 (“Liability of Trustee and limited recourse”) limiting the Trustee’s liability will not apply to any obligation or liability of the Trustee to the extent that it is not satisfied because under this agreement or any other Transaction Document in relation to the Trust or by operation of law there is a reduction in the extent of the Trustee’s indemnification out of the Assets of the Trust as a result of the Trustee’s fraud, gross negligence or wilful default.

18.4                         Acts or omissions

It is acknowledged that the Relevant Parties are responsible under this agreement and the other Transaction Documents in relation to the Trust for performing a variety of obligations relating to the Trust.  No act or omission of the Trustee (including any related failure to satisfy its obligations or breach of representation and warranty under this agreement) will be considered fraud, gross negligence or wilful default for the purpose of clause 18.3 (“Exclusions”) if and to the extent the act or omission was caused or contributed to by any failure by the Relevant Parties or any other person appointed by the Trustee under any Transaction Document (other than a person whose acts or omissions the Trustee is liable for in accordance with any Transaction Document) to fulfil its obligations relating to the Trust or by any other act or omission of the Relevant Parties or any other such person regardless of whether or not the act or omission is purported to be done on behalf of the Trustee.

18.5                         Limit of authority

No attorney, agent, receiver or receiver and manager appointed in accordance with this agreement or any other Transaction Document has authority to act on behalf of the Trustee in a way that exposes the Trustee to any personal liability, and no act or omission of any such person will be considered fraud, gross negligence or wilful default of the Trustee for the purpose of clause 18.3 (“Exclusions”).

18.6                         No obligation

The Trustee is not obliged to do anything or refrain from doing anything under or in connection with this agreement (including incur a liability) unless the Trustee’s liability is limited in the same manner as set out in this clause.

19                                   Governing law, jurisdiction and service of process

19.1                         Governing law

Each Transaction Document is governed by the law in force in the place specified in the Details and the parties submit to the non-exclusive jurisdiction of the courts of that place.

19.2                         Address for Service

Without preventing any other method of service, any document in a court action may be served on a party by being delivered to or left at that party’s address for service of notices under clause 15 (“Notices”).

20                                   Counterparts

This deed may consist of a number of copies, each signed by one or more parties to the deed.  If so, the signed copies are treated as comprising one document.

21                                   Costs, Charges, Expenses and Indemnities

21.1                         Indemnity on each Payment Date

The Trustee will indemnify the Liquidity Facility Provider on each Payment Date following a demand from the Liquidity Facility Provider for:

(a)                                  the costs, charges and expenses of the Liquidity Facility Provider in connection with any consent, approval, exercise or non-exercise of rights (including, without limitation, in connection with the contemplated or actual enforcement or preservation of any rights under any Transaction Document), waiver, variation, release or discharge in relation to any Transaction Document;

(b)                                 Taxes (excluding any Taxes on the overall net income of the Liquidity Facility Provider) and fees (including, without limitation, registration fees) and fines and penalties in respect of these (except where any such amount is incurred as a result of an act or omission of the Liquidity Facility Provider), which may be payable or determined to be payable in connection with any Transaction Document or a payment or receipt or any other transaction contemplated by any Transaction Document; and

(c)                                  costs, charges and expenses of the Liquidity Facility Provider in connection with any enquiry by any authority involving the Trustee, any Secured Creditor or any of their Related Entities.

21.2                         Indemnity

The Trustee will indemnify the Liquidity Facility Provider against any liability or loss arising from, and any costs, charges and expenses incurred in connection with:

(a)                                  an Event of Default in respect of the Trust or any Liquidity Event of Default;

(b)                                 a proposed Liquidity Drawing not being applied in accordance with the relevant Drawdown Notice for any reason;

(c)                                  any payment required to be made under any Transaction Document not being made on its due date in accordance with that document;

(d)                                 the Liquidity Facility Provider acting in connection with a Transaction Document in good faith on facsimile or telephone instructions purporting to originate from the offices of the Trustee including, without limitation, liability, loss, costs, charges or expenses on account of funds borrowed, contracted for or used to fund any amount payable under the Transaction Document and including, in each case (but without limitation), legal costs and expenses on a full indemnity basis or solicitor and own client basis, whichever is the higher; or

(e)                                  a breach by the Trustee of any representation and warranty contained in clause 12 (“Representations and warranties”) of this agreement or of any of its obligations under this agreement.

21.3                         Trustee to pay Liquidity Facility Provider

The Trustee agrees to pay to the Liquidity Facility Provider an amount equal to any liability, loss, cost, charge or expense of the kind referred to in clause 21.2 (“Indemnity”) suffered or incurred by any employee, officer, agent or contractor of the Liquidity Facility Provider.

21.4                         Trustee obligation

The obligation of the Trustee under this clause shall:

(a)                                  be payable solely to the extent that funds are available for that purpose under the Supplemental Deed; and

(b)                                 survive any termination of this agreement.

21.5                         Limit of indemnity

The indemnities in clauses 21.1 (“Indemnity on each Payment Date”), 21.2 (“Indemnity”) and 21.3 (“Trustee to pay Liquidity Facility Provider”) do not extend to any liability, loss, cost, charge or expense that is finally and judicially determined to result from any negligence, wilful default or breach of law by the Liquidity Facility Provider.

21.6                         Notification

If the Liquidity Facility Provider receives written notice of any act, matter or thing which may give rise to a liability, loss, cost, charge or expense in relation to which the Trustee would be required to indemnify it under clauses 21.1 (“Indemnity on each Payment Date”), 21.2 (“Indemnity”) or 21.3 (“Trustee to pay Liquidity Facility Provider”), the Liquidity Facility Provider will notify the Trustee of that act, matter or thing giving such details as it is practicable to give as soon as it is reasonably practicable and in any event within 5 Business Days of it coming to its attention, provided that failure to do so will not result in any loss or reduction in the indemnity contained in clauses 21.1 (“Indemnity on each Payment Date”), 21.2 (“Indemnity”) or 21.3 (“Trustee to pay Liquidity Facility Provider”) unless the Trustee has been prejudiced in any material respect by such failure.

22                                   Liquidity Facility Provider Termination Date

22.1                         Payment Date

Subject to clause 22.2 (“Confirmation from each Designated Rating Agency”), the Trust Manager may by giving not less than 5 Business Days notice to the Liquidity Facility Provider and the Trustee, declare a Payment Date as the date upon which:

(a)                                  the Liquidity Facility Provider will be replaced by a substitute Liquidity Facility Provider; and

(b)                                 the Liquidity Facility will terminate.

22.2                         Confirmation from each Designated Rating Agency

On or before the declaration of the Payment Date by the Trust Manager in accordance with clause 22.1 (“Payment Date”) the Trust Manager must obtain written confirmation from each Designated Rating Agency that the termination of the Liquidity Facility and the appointment of the proposed substitute Liquidity Facility Provider on that Payment Date will not result in an Adverse Rating Effect.

22.3                         Termination Date

The Liquidity Facility Provider Termination Date will be the later of:

(a)                                  the Payment Date declared in accordance with clause 22.1 (“Payment Date”); and

(b)                                 the date upon which the Trustee has paid or repaid to the Liquidity Facility Provider all Liquidity Drawings outstanding on the Payment Date declared in accordance with clause 22.1 (“Payment Date”) together with all accrued but unpaid interest and all other money outstanding under this agreement.

23                                   Interpretation

23.1                         Definitions

The following words have these meanings in this agreement unless the contrary intention appears.

Available Liquidity Amount means on any Determination Date an amount equal to:

(a)                                  the Liquidity Limit on that Determination Date; less

(b)                                 the Liquidity Principal Outstanding on that Determination Date.

Availability Period means the period commencing on the Closing Date and ending on the Liquidity Facility Termination Date.

Changed Costs Event means:

(a)                                  the introduction or commencement after the date of this agreement of, or any change in, or in the interpretation, application or administration of the compliance by, or a change in the method of compliance by, the Liquidity Facility Provider with any law or regulation;

(b)                                 the incurrence of any new Taxes (other than a Tax on the overall net income of the Liquidity Facility Provider); or

(c)                                  the imposition by any regulatory authority in respect of the Liquidity Facility Provider of any new, or change in the imposition of any (as at the date of this agreement) reserve requirement, statutory reserve deposit, special deposit, capital adequacy ratio, equity ratio, liquidity ratio, liabilities ratio or other similar requirement, whether such event results in an increase or a decrease in the relevant amount or cost referred to in clause 9.1 (“Determination”).

Definitions Schedule means the deed entitled “Kingfisher Master Trusts Master Definitions Schedule” dated 1 August 2000 between the Trustee, the Trust Manager and P.T. Limited as amended by the deed entitled “Kingfisher Master Trusts Amending Deed” dated 16 May 2001.

Details means the section of this agreement entitled “Details”.

Drawdown Date means the date on which a drawing is or is to be made under the Liquidity Facility, which date must be a Payment Date in respect of the Trust.

Drawdown Notice means a notice given in accordance with clause 3.1 (“Use of Liquidity Facility”).

Liquidity Drawing means a drawing made under clause 1.4 (“Trust Manager to make drawing”) of this agreement.

Liquidity Event of Default has the meaning given to it in clause 14.1 (“Liquidity Events of Default”).

Liquidity Facility means the facility granted pursuant to this agreement.

Liquidity Facility Provider Termination Date means the date determined under clause 22.3 (“Termination Date”).

Liquidity Facility Termination Date means the earliest of:

(a)                                  the date which is one month after the date upon which all Notes have been fully and finally redeemed in full in accordance with the Transaction Documents in respect of the Trust, and the Trust Manager has notified the Trustee that it does not intend that any further Notes will be issued in respect of the Trust;

(b)                                 the date upon which the Liquidity Facility Provider makes a determination under clause 10 (“Illegality”);

(c)                                  the date upon which the Trust Manager terminates the Liquidity Facility under clause 22.1 (“Payment Date”) and clause 22.3 (“Termination Date”);

(d)                                 the date upon which the Liquidity Limit is cancelled or reduced to zero under clause 8 (“Cancellation or reduction of the Liquidity Facility”); and

(e)                                  the date upon which the Liquidity Facility Provider terminates the Liquidity Facility under clause 14.2 (“Consequences”).

Liquidity Interest Period means each period determined in accordance with clause 5 (“Interest”).

Liquidity Interest Rate means, in respect of a Liquidity Drawing, the interest rate calculated in accordance with clause 5.2 (“Calculation of Interest”).

Liquidity Limit means, at any time, the lesser of:

(a)                                  A$16 million;

(b)                                 the Performing Purchased Receivables Amount on the last day of the previous Collection Period; and

(c)                                  the amount (if any) to which the Liquidity Limit has been reduced at that time in accordance with clause 8.2 (“Reduction of Liquidity Limit”).

Liquidity Principal Outstanding means, on a Determination Date, an amount equal to:

(a)                                  the aggregate of all Liquidity Drawings previously made or to be made on the immediately following Payment Date; less

(b)                                 any repayments or prepayments of all such Liquidity Drawings made by the Trustee on or before the immediately following Payment Date.

Liquidity Shortfall has the meaning given to that term in the relevant Supplemental Deed.

Performing Purchased Receivables Amount means, at any time, the aggregate of:

(a)                                  the Outstanding Balance of all Housing Loans which comprise part of the Purchased Receivables in respect of which no payment due from the Debtor has been in arrears for a period of more than 90 consecutive days; and

(b)                                 the Outstanding Balance of all Housing Loans which comprise part of the Purchased Receivables in respect of which a payment from the Debtor has been in arrears for a period of more than 90 consecutive days and in respect of which a valid claim is available under a Mortgage Insurance Policy.

Required Liquidity Rating means the short term rating (if any) of:

(a)                                  A-1+, in the case of S&P;

(b)                                 F1, in the case of Fitch;

(c)                                  P-1, in the case of Moody’s; or

(d)                                 an equivalent rating in the case of another Designated Rating Agency,

assigned to the Liquidity Facility Provider by each Designated Rating Agency.

Supplemental Deed means the deed entitled “Kingfisher Trust 2004-1G Supplemental Deed” dated on or about the date of this agreement between, amongst others, the Trustee and the Trust Manager.

Trust means the Kingfisher Trust 2004-1G.

23.2                         Other definitions

Unless otherwise defined in this agreement, words and phrases defined in the Definitions Schedule or the Supplemental Deed have the same meaning in this agreement, with references to “this deed” being construed as references to “this agreement”.  In the event of an inconsistency between a definition in the Definitions Schedule or the Supplemental Deed and this agreement, the definition in this agreement prevails.  In the event of an inconsistency between a definition in the Definitions Schedule and the Supplemental Deed, the definition in the Supplemental Deed prevails.

23.3                         Interpretation

Clauses 1.2 to 1.5 (inclusive) of the Definitions Schedule are deemed to be incorporated in this agreement as if they were set out in full in it.

23.4                         Limitation

The rights and obligations of the parties under this agreement relate only to the Trust.  The Liquidity Facility Provider has no obligation under this agreement to provide financial accommodation to the Trustee in respect of any other trust established under the Master Trust Deed.

EXECUTED as an agreement

Kingfisher Trust 2004-1G Liquidity Facility Agreement

Schedule 1 - Drawdown Notice (clause 3)

To:                               Australia and New Zealand Banking Group Limited

[Date]

Dear Sirs/Madams

Liquidity Facility Agreement between Perpetual Trustee Company Limited, ANZ Capel Court Limited and Australia and New Zealand Banking Group Limited dated [#] (“Liquidity Facility Agreement”)

The Trustee gives notice under clause 3.1 (“Use of Liquidity Facility”) of the Liquidity Facility Agreement that it wants to use the Liquidity Facility granted in respect of the Kingfisher Trust 2004-1G (“Trust”).

The particulars of the Liquidity Drawing required to be given under clause 3.3 (“Form of notice”) of the Liquidity Facility Agreement are as follows:

(a)                                   the proposed Drawdown Date is [          ];

(b)                                  the Liquidity Drawing is to be made in respect of the Trust;

(c)                                   the amount of the proposed Liquidity Drawing is $[          ] and its method of calculation is as follows:

[                          ]; and

(d)                                  the proposed Liquidity Drawing is to be paid into the Collection Account.

A term which has a defined meaning in (or is incorporated in) the Liquidity Facility Agreement has the same meaning as in the Liquidity Facility Agreement when used in this Drawdown Notice.

Yours faithfully

[name of person]
being an Authorised Officer of
Perpetual Trustee Company Limited

Kingfisher Trust 2004-1G Liquidity Facility Agreement

Signing page

DATED:

SIGNED by	)
as attorney for PERPETUAL	)
TRUSTEE COMPANY LIMITED	)
under power of attorney dated	)
)
in the presence of:	)
)
)
Signature of witness	)
)
)
Name of witness (block letters))
)
)
Address of witness	)	By executing this agreement the attorney
	)	states that the attorney has received no
	)	notice of revocation of the power of
Occupation of witness	)	attorney

SIGNED by	)
on behalf of ANZ CAPEL COURT	)
LIMITED in the presence of:	)
)
)
Signature of witness	)
)
)
Name of witness (block letters))
)
	)	By executing this agreement the
Address of witness	)	signatory states that the signatory has
	)	received no notice of revocation of the
	)	authority under which this agreement is
Occupation of witness	)	executed

SIGNED by	)
as attorney for AUSTRALIA AND NEW	)
ZEALAND BANKING GROUP	)
LIMITED under power of attorney dated	)
)
in the presence of:	)
)
)
Signature of witness	)
)
)
Name of witness (block letters))
)
)
Address of witness	)	By executing this agreement the attorney
	)	states that the attorney has received no
	)	notice of revocation of the power of
Occupation of witness	)	attorney